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                                                                   EXHIBIT 3.1.3


                            ARTICLES OF INCORPORATION
                                       OF
                      ADVANTA LEASING RECEIVABLES CORP. IX


                  I, the person hereinafter named as incorporator, for the purpose of establishing a corporation under the provisions and subject to the requirements of Title 7, chapter 78 of the Nevada Revised Statutes and the acts amendatory thereof, and hereinafter sometimes referred to as the Nevada Private Corporations Law, do hereby adopt and make the following Articles of
Incorporation:


                                  ARTICLE FIRST

                  The name of this corporation is ADVANTA LEASING RECEIVABLES CORP. IX (the "Corporation").


                                 ARTICLE SECOND

                  The address of the Corporation's registered office and resident agent in the State of Nevada is as follows:

                  639 Isbell Road
                  Suite 390
                  Reno, Nevada  89509

         The resident agent at the foregoing address is Griffin Corporate Services, located in Washoe County.


                                  ARTICLE THIRD

                  The total number of shares which this Corporation is authorized to issue is one-thousand (1,000), all of which are of a par value of One Cent ($0.01) per share. All of said shares are of one class and are designated as common stock.

                  No holder of any of the shares of any class of the Corporation shall be entitled as a right to subscribe for, purchase or otherwise acquire any shares of any class of the Corporation which the Corporation proposes to issue, or any rights to options which the Corporation proposes to grant for the purchase of shares of any class of the Corporation or for the purchase of any shares, bonds, securities, or obligations of the Corporation which are convertible into or exchangeable for, or which carry any rights to subscribe for, purchase or otherwise acquire shares of any class of the Corporation; and any and all of such shares, bonds, securities or obligations of the Corporation, whether now or hereafter authorized or created, may be issued or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the


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Board of Directors to such persons, firms, corporations and associations for such lawful consideration and on such terms as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.

                  The capital stock of the Corporation, after the amount of the consideration for the issuance of shares, as determined by the Board of Directors, has been paid, is not subject to assessment to pay the debts of the Corporation and no stock issued as fully paid up may ever be assessed, and the Articles of Incorporation cannot be amended in this respect.


                                 ARTICLE FOURTH

                  (a) The governing board of the Corporation shall be styled as a "Board of Directors", and any member of said Board shall be styled as a "Director" except as provided by statute.

                  (b) The number of members constituting the first Board of Directors of the Corporation is six; and the name and post office box or street address, either residence or business, of each of said members is as follows:

NAME                                                   ADDRESS
----                                                   -------
George Deehan                                          1020 Laurel Oak Road
                                                       Voorhees, New Jersey  08043

John Paris                                             1020 Laurel Oak Road
                                                       Voorhees, New Jersey  08043

Michael Coco                                           1020 Laurel Oak Road
                                                       Voorhees, New Jersey  08043

Cole Silver                                            1020 Laurel Oak Road
                                                       Voorhees, New Jersey  08043

Janice C. George                                       639 Isbell Road, Suite 390
                                                       Reno, Nevada 89502

Francis B. Jacobs, II                                  c/o Delaware Trust Capital Management
                                                       900 Market Street
                                                       Wilmington, DE 19801


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                  The number of directors of the corporation may be increased or decreased in the manner provided in the By-laws of the Corporation, provided, that the number of directors shall never be less than one, and provided, further that the sole remaining director must be an Independent Director. The
Corporation shall at all times have at least two independent directors, (each an "Independent Director") except where there is only one remaining director.

                  Each Independent Director shall satisfy the following conditions:

                       (i) Such Independent Director shall be an individual who is not, and never was and does not have any family member who is or ever was,

                           (A) a stockholder, director, officer, employee,
                  affiliate, associate, customer or supplier of, or any person that has received any benefit (excluding, however, any compensation received by the director, in such person's capacity as director as required by this Article FOURTH) in any form whatever from, or any person that has provided any service (excluding, however, any service provided by the director, in such person's capacity as director as required by this Article FOURTH) in any form whatever to, Advanta Corp., Advanta Business Services Corp. or any of their affiliates, subsidiaries, parents or associates, or

                           (B) (i) any person owning beneficially, directly or
                  indirectly, any outstanding shares of common stock of Advanta Corp., Advanta Business Services Corp. or any of their affiliates, subsidiaries, parents or (ii) a stockholder, director, officer, employee, affiliate, associate, customer or supplier of, or any person that has received any benefit (excluding, however, any compensation received by the director, in such person's capacity as director as required by this Article FOURTH) in any form whatever from, or any person that has provided any service (excluding, however, any service provided by the director, in such person's capacity as director as required by this Article FOURTH) in any form whatever to, such beneficial owner or any of such beneficial owner's affiliates or associates; provided, that, the ownership of up to 5% of any class of stock (other than stock of the Corporation) listed on a national securities exchange shall not prevent an individual from meeting the requirements of this Article FOURTH;

         provided, that, such Independent Director may act as a director or officer of other special purpose corporations or special purpose entities.

                  Each Independent Director shall satisfy the following conditions:

                        (i) No director serving pursuant to the requirements of this Article FOURTH shall, with regard to any act, or failure to act, in connection with any



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         matter referred to in clause (iv) of Article EIGHTH, owe a fiduciary duty or other obligation to the stockholders (except as may specifically be required by the statutory law of any applicable jurisdiction); instead, such director's fiduciary duty and other obligations with regard to such act, or failure to act, in connection with any matter referred to in clause (iv) of Article EIGHTH shall be owed to the Corporation, including, without limitation, the creditors of the Corporation. Every stockholder shall be deemed to have consented to the foregoing by virtue of such stockholder's purchase of shares of capital stock of the Corporation, no further act or deed of any stockholder being required to evidence such consent;

                       (ii) As used in this Article FOURTH, the term "person" means a natural person, corporation or other entity, government, or political subdivision, agency, or instrumentality of a government; an "affiliate" of a person is a person that directly, or indirectly through one of more intermediaries, controls or is controlled by, or is under common control with, or owns, directly or indirectly, 50% or more of, the person specified; and the term "associate," when used to indicate a relationship with any person, means (1) a corporation or organization of which such person is an officer, director or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (2) any trust or other estate in which such person serves as trustee or in a similar capacity, and (3) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person;

                       (iii)When voting on matters subject to the vote of the Board of Directors, including those matters specified in clause (iv) of Article EIGHTH hereof, notwithstanding that the Corporation is not then insolvent, the directors serving pursuant to the requirements of this Article FOURTH shall take into account the interests of the creditors of the Corporation as well as the interests of the Corporation.

                  (C) In the interim between elections of directors by stockholders entitled to vote, all vacancies, including vacancies caused by an increase in the number of directors and including vacancies resulting from the removal of directors by the stockholders entitled to vote which are not filled by said stockholders, may be filled by the remaining directors or the sole remaining director, though less than a quorum.


                                  ARTICLE FIFTH

                  The name and address of the incorporator is as follows:

                           Gregg Barnard
                           Woodburn & Wedge
                           Wells Fargo Tower
                           One East First Street, Suite 1600
                           Reno, NV 89501


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                                  ARTICLE SIXTH

                  The business in which the Corporation may engage and the powers which the Corporation may exercise are restricted exclusively to the following:

                  (a) to acquire from time to time all right, title and interest in and to (i) financial contracts including but not limited to, lease contracts, loans, accounts receivables, credit card receivables, credit line receivables, insurance policy loans or premiums, or installment sale or lease contracts or promissory notes, arising out of or relating to, the purchase or lease of equipment or goods, whether or not secured by such equipment or goods, receivables or other rights to monies due or to become due under any such financial contracts, security interests therein, proceeds from claims on insurance policies related thereto, or
         (ii) any participation interest (including, without limitation, interest only strips) in or security based on or backed by any of the foregoing and related rights and other property appurtenant thereto (items in (a)(i) and (a)(ii), collectively, the "Assets");

                  (b) to enter into agreements to acquire assets by purchase, contribution or any other method;

                  (c) to acquire, own, hold, service, sell, assign, pledge and otherwise deal with the Assets, collateral securing or otherwise relating to the Assets, related insurance policies, agreements with vendors or lessors or other originators or servicers of Assets and any proceeds or further rights associated with any of the foregoing;

                  (d) from time to time, to transfer, pledge and/or grant a security interest or other lien on Assets to one or more trusts, banks, financial institutions, commercial paper issuers, insurance companies or similar entities pursuant to one or more pooling and servicing agreements, indentures, master facility agreements or other agreements ("Securitization Agreements"), to be entered into by, among others, the Corporation, the trustee named therein (the "Trustee"), and any entity acting as servicer of the Assets;

                  (e) to transfer from time to time Assets pursuant to one or more receivables transfer agreements, sale and purchase agreements or other agreements ("Receivables Transfer Agreements"), to be entered into by, among other things, the Corporation, any entity acting as placement agent, the transferor of the Assets, and any entity acting as servicer of the Assets;

                  (f) to authorize, and cause the issuance of one or more series of notes, certificates or other securities issued pursuant to Securitization Agreements or Receivables Transfer Agreements;

                  (g) to authorize, borrow, issue, sell and deliver one or more series and



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         classes of bonds, notes or other evidences of indebtedness secured or collateralized by one or more pools of Assets issued under a Securitization Agreement or Receivables Transfer Agreement by certificates of any class issued by any trust established by the Corporation (collectively, the "Asset-Backed Securities"), provided that the Corporation shall have absolutely no liability under any Asset-Backed Securities except to the extent of the Assets or the certificates securing or collateralizing such Asset-Backed Securities and to enter into interest rate swaps, interest rate caps or other hedging transactions;

                  (h) to acquire from the Trustee certificates or other subordinate Asset-Backed Securities issued under the Securitization Agreements or Receivables Transfer Agreement pursuant to which the Corporation transferred Assets or granted security interests;

                  (i) to hold and enjoy all of the rights and privileges of any certificates or other subordinate Asset-Backed Securities issued to the Corporation under the related agreements;

                  (j) to purchase Assets from and sell Assets to any Related Company or any third party as defined in Article EIGHTH in connection with Securitization Agreements or Receivables Transfer Agreements;

                  (k) to perform its obligations under each Securitization Agreement, Receivables Transfer Agreement, Interim Agreement (as defined below) or other agreement entered into by the Corporation;

                  (l) to invest proceeds from any Assets, and any other income as determined by the Board of Directors, including investing in other Assets;

                  (m) to enter from time to time into interim arrangements relating to the Assets whereby assets are transferred to a custodian on behalf of the entity providing financing, pursuant to one or more repurchase agreements or other agreements (each, an "Interim Agreement") to be entered into by, among others, the Corporation, the entity providing financing, the custodian named therein and any entity acting as servicer of the Assets; provided, however, that the Corporation shall have no liability under any Interim Agreement except to the extent of the Assets funded thereby; and

                  (n) to engage in any acts and activities and exercise any powers permitted to corporations under the laws of the State of Nevada which are incidental to, or connected with, the foregoing, and necessary, suitable or convenient to accomplish any of the foregoing.


                                 ARTICLE SEVENTH

                  No Director or, to the extent specified from time to time by the Board of



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Directors, officer of the Corporation will be liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, excepting only (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (b) the payment of dividends in violation of
78.300 of the Nevada Revised Statutes. No amendment or repeal of this Article SEVENTH applies to or has any effect on the liability or alleged liability of any Director or officer of this Corporation for or with respect to any acts or omissions of the Director or officer occurring prior to the amendment or repeal, except as otherwise required by law. In the event that Nevada law is amended to authorize the further elimination or limitation of liability of directors or officers, then this Article SEVENTH shall also be so amended to provide for the elimination or limitation of liability to the fullest extent permitted by Nevada law.

                  The Corporation shall indemnify the officers and directors of the Corporation to the fullest extent permitted by the Nevada Private Corporations Law as the same exists or may hereafter be amended. In the event that the Nevada Private Corporations Law is amended, after the filing of these Articles of Incorporation, to authorize corporate action further eliminating or limiting the personal liability of an officer or director, then the liability of an officer or director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Nevada Private Corporations Law, as so amended.

                  The Corporation shall pay the expenses incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it should be ultimately determined that he/she is not entitled to be indemnified by the Corporation as authorized by Nevada Private Corporations Law.

                  Any amendment to or repeal of any of the provisions in this Article SEVENTH shall not adversely affect any right or protection of an officer or director of the Corporation for or with respect to any act or omissions of such director occurring prior to such amendment or repeal.


                                 ARTICLE EIGHTH

                  Notwithstanding any other provision of these Articles of Incorporation and any provision of law that otherwise so empowers the Corporation, the Corporation shall not, without the prior written consent of the Trustee under any applicable Securitization Agreement (and any supplements thereto) and the purchaser under any applicable Receivables Transfer Agreement, do any of the following:

                        (i) (x) consolidate or merge with or into any other entity or convey, transfer or assign to any Related Company (as defined below), or dissolve or transfer its properties and assets substantially as an entirety to any entity (other than pursuant to a Securitization Agreement or a Receivables Transfer Agreement), or lend or advance any moneys to, or make an investment in, any person or amend or



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         repeal Article FOURTH (b), Article SIXTH, Article NINTH or this Article
         EIGHT of these Articles of Incorporation or (y) engage in any other action that bears on whether the separate legal identity of the Corporation and any Related Company will be respected, including, without limitation (a) holding itself out as being liable for the debts of any other party; (b) forming, or causing to be formed, any subsidiaries; (c) acting other than in its corporate name and through its duly authorized officers or agents; (d) failing to hold appropriate meetings of the Board of Directors at least three times per annum and otherwise as necessary to authorize all corporate action; and (e) failing to hold meetings of the stockholders at least one time per annum;

                       (ii) incur any indebtedness, or assume or guaranty any indebtedness of any other entity, in either such case which involves a pledge of the Corporation's general corporate credit; the Corporation may only incur indebtedness in the form of the non-recourse Asset-Backed Securities authorized pursuant to Article SIXTH;

                       (iii) consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity, unless

                           (A) the entity (if other than the Corporation) formed
                  or surviving the consolidation or merger or which acquires the properties and assets of the Corporation is organized and existing under the laws of the State of Nevada, expressly assumes the due and punctual payment of all obligations of the Corporation, including those obligations of the Corporation under each Securitization Agreement and each Receivables Transfer Agreement and has Articles of Incorporation containing provisions substantially identical to the provisions of Articles FOURTH, SIXTH and this Article EIGHTH; and

                           (B) immediately after giving effect to the
                  transaction, no default or event of default has occurred and is continuing under any Securitization Agreement or any Receivables Transfer Agreement; or

                       (iv) without (A) the affirmative vote of 100% of the members of the Board of Directors of the Corporation (including an affirmative vote of each Independent Director required by Article FOURTH) and (B) the affirmative vote of the holders of 100% of the common stock outstanding of the Corporation, make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or any trustee for it or for a substantial part of its property, commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereinafter in effect, consent or acquiesce to the entry of an order for relief, or in the filing of any such petition, application, proceeding or appointment of or taking possession by the custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Corporation or any substantial part of its property, or admit its



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         inability to pay its debts generally as they become due or authorize any of the foregoing to be done or taken on behalf of the Corporation; provided that if there shall not be two directors required by Article FOURTH (b) of these Articles of Incorporation then in office and acting, a vote upon any matter set forth in this Article EIGHTH shall not be taken unless and until two directors meeting the requirements of Article FOURTH (b) of these Articles of Incorporation shall have been elected.

                  For purpose of these Articles of Incorporation, "Related Company" means the stockholder or stockholders of this Corporation or any entity other than this Corporation now or hereafter controlled directly or indirectly by, or under direct or indirect common control with, the stockholders of this Corporation.


                                  ARTICLE NINTH

                  In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized:

                  (a) To make, alter, amend or repeal the By-laws of the Corporation, except that such By-laws or any alteration, amendment or repeal thereof shall not in any manner impair the intent of, Article SIXTH, Article EIGHTH or this Article NINTH of these Articles of Incorporation.

                  (b) To determine the use and disposition of any surplus and net profits of the Corporation, including the determination of the amount of working capital required, to set apart out of any of the funds of the Corporation, whether or not available for dividends, a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

                  (c) By a majority of the Board of Directors, to designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The By-laws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, or in the By-laws of the Corporation, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; and no such committee shall have the power or authority in reference to amending the Articles of Incorporation, to authorize or take any action described in Article SIXTH, Article EIGHTH and this Article NINTH, adopting an agreement of



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         merger or consolidation, recommending to the stockholders the sale, lease, or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-laws of the Corporation; and no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

                  (d) When and as authorized by the stockholders in accordance with statute, to sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its good will and its corporate franchise, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as the Board of Directors shall deem expedient for the best interests of the Corporation.

                  (e) To exercise, in addition to the powers and authorities hereinbefore or by law conferred upon it, any such powers and authorities and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Nevada and of these Articles of Incorporation and of the By-laws of the Corporation.

                  In addition to the foregoing, the Corporation shall, except as otherwise provided in the documents relating to the securitization of the Assets, conduct its affairs in the following manner:

                  (i) it shall not commingle the Corporation's assets with those of any Related Company;

                  (ii) it shall maintain separate corporate records and books of account from those of any Related Company;

                  (iii) it shall conduct its business from an office separate from any Related Company;

                  (iv) it shall maintain its assets separately from the accounts of any other Person (including through the maintenance of a separate bank account); and

                  (v) it shall pay from its assets all Asset-Backed Securities issued by it, and shall not pay from its assets any obligations or indebtedness of any other entity or person.


                                  ARTICLE TENTH

                  Without (i) the prior written consent of each Trustee under any Securitization Agreement (and any supplements thereto), (ii) the affirmative vote of 100%



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of the members of the Board of Directors of the Corporation, including, without limitation, the affirmative vote of each of the directors required by Article FOURTH (b) of these Articles of Incorporation, and (iii) the affirmative vote of the holders of 100% of the Common Stock outstanding, the Corporation shall not amend, alter, change or repeal Article FOURTH, Article SIXTH, Article EIGHTH, Article NINTH or this Article TENTH; provided, however, that if the two directors required by Article FOURTH (b) of these Articles of Incorporation are not then in office and acting, a vote upon any matter set forth in this Article TENTH shall not be taken unless and until two directors meeting the requirements of Article FOURTH (b) of these Articles of Incorporation shall have been elected and shall be present and acting at such vote.


                                ARTICLE ELEVENTH

                  The Corporation is to have perpetual existence.

                  I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the laws of the State of Nevada, as amended, do make this certificate, hereby declaring and certifying that this is my act and deed and that the facts herein stated are true and that I have accordingly hereunto affixed my signature this 5th day of May, 1999.


                                                     /s/ Gregg P. Barnard
                                                     ---------------------------
                                                     Gregg P. Barnard
                                                     Incorporator






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STATE OF NEVADA          )
                         )
COUNTY OF WASHOE         )

         This instrument was acknowledged before me on May 5, 1999, by Gregg P. Barnard.


                                            /s/ Victoria Crisologo
                                            ------------------------------------
                                            NOTARY PUBLIC
                                            My Commission Expires:  2/10/2003
                                                                  --------------






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